EXHIBIT 99.1

Dot VN, Inc. Signs Exclusive Reseller Agreement with hereUare to sell oneMessage Email Platform in Vietnam

SAN DIEGO, CALIFORNIA – October 24, 2011, Dot VN, Inc., (http://www.dotvn.com) (OTC Trading Symbol: DTVI), an Internet and Telecommunications Company and the exclusive online global IDN domain name registrar for the Country of Vietnam (“the Company” or “Dot VN”), announced today it has signed an exclusive reseller agreement to commercialize hereUare, Inc.’s (“hereUare”) oneMessage Platform in Vietnam.

oneMessage is and all-in-one package, instantly enabling any size business and branch offices to take advantage of a powerful corporate messaging system.  In today’s global business world, uninterruptible communication is a fundamental need for efficient and effective business operations, regardless of the organizational size and location.  hereUare’s oneMessage is purposely designed to deliver the best-in-class simplicity, reliability and manageability to all levels of enterprise from small and medium sized to ISP caliber messaging platform.  This allows clients to focus on business goals and not on the messaging infrastructure.  This integrated system saves IT management time and costs, while minimizing human errors.

“oneMessage’s mail platform represents the type of a product that is well suited to the Vietnamese market, combining scalability and ease of management.” said Dot VN CEO Thomas Johnson.  “We are excited to offer oneMessage to our clients both as a single offering as well as packaged with our other services and products such as Elliptical Mobile Solutions’ mobile micro-modular data center.”

About Dot VN:

Dot VN, Inc. (www.DotVN.com) provides innovative Internet and Telecommunication services for Vietnam and operates and manages Vietnam’s premier online media web property, www.INFO.VN.  The Company is the “exclusive online global domain name registrar for .VN (Vietnam) and the recently launched Vietnamese Native Language Internationalized Domain Names (IDNs).”  Dot VN is the sole distributor of Micro-Modular Data CentersTM solutions and E-Link 1000EXR Wireless Gigabit Radios to Vietnam and Southeast Asia region.  Dot VN is headquartered in San Diego, California with offices in Hanoi, Danang and Ho Chi Minh City, Vietnam.  For more information, visit www.DotVN.com.

About hereUare:

hereUare, Inc. is a diversified technology company developing Internet software and telecom solutions.  The company's key products deliver a simple, yet powerful platform, which can be uniquely tailored to different Internet needs or telecom styles.  The company's products provide a unique online platform for users, from individuals, through small and medium businesses to larger corporate enterprises, with a personalized, all-in-one, web-based solution that aggregates any user's needs, from any location, with the use of any Internet device.  The innovative hereUare platform and accompanying solutions are a result of seven years of comprehensive research and development packaged into a portfolio of products, some of which utilize pioneering and involved patent-pending technologies that may drastically enhance a user's Internet experience.

Forward-Looking Statements:

Statements in this press release may be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Words such as “anticipate,” “believe,” “estimate,” “expect,” “intend” and similar expressions, as they relate to Dot VN or its management, identify forward-looking statements.  These statements are based on current expectations, estimates and projections about Dot VN’s business based, in part, on assumptions made by management.  These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict.  Therefore, actual outcomes and results may, and probably will, differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors, including those described above and those risks discussed from time to time in Dot VN’s filings with the Securities and Exchange Commission.  Factors that could materially affect these forward-looking statements and/or predictions include, among other things: (i) our limited operating history; (ii) our ability to pay down existing debt; (iii) unforeseen costs and expenses; (iv) potential litigation with our shareholders, creditors and/or former or current investors; (v) Dot VN’s ability to comply with federal, state and local government regulations in the US and foreign countries; (vi) Dot VN’s ability to maintain current agreements with the government of Vietnam and enter into additional agreements with the government of Vietnam; and (vii) other factors over which we have little or no control.  In addition, such statements could be affected by risks and uncertainties related to product demand, market and customer acceptance, competition, pricing and development difficulties, as well as general industry and market conditions and growth rates and general economic conditions.  Any forward-looking statements speak only as of the date on which they are made, and Dot VN does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release.  Information on Dot VN’s website does not constitute a part of this release.

For more information, contact:

    Thomas M. Johnson, Chairman and CEO
    Dot VN, Inc.
    Phone: 858-571-2007 x14
    Email: Inquiries@DotVN.com
    Website: www.DotVN.com, en.www.INFO.VN
    Register your “.vn” domains at:  www.VN